Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

In connection with the Quarterly Report on Form 10-Q of Knoll, Inc. (the “Company”) for the period ended June 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Andrew B. Cogan, Chief Executive Officer and Charles W. Rayfield, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that to our knowledge:

a.              The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
b.              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 7, 2020
/s/ Andrew B. Cogan
Andrew B. Cogan
Chief Executive Officer

/s/ Charles W. Rayfield
Charles W. Rayfield
Chief Financial Officer